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                                                                       EXHIBIT 5

                             JOHN M. WOODBURY, JR.
                       840 7/TH/ Avenue S.W., Suite 750
                           Calgary, Alberta, Canada
                                    T2P 3G2

February 25, 2000

Clean Energy Combustion Systems, Inc.
7087 McPherson Avenue
Burnaby, British Columbia, Canada
V5J 4N4

Ladies and Gentlemen:

On February 25, 2000, Clean Energy Combustions Systems, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Pre-Effective Amendment Number 1 to Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale or distribution by stockholders of the Company of an aggregate of 6,595,822 shares of common stock, $0.0001 par value per share (the "Shares"). I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection therewith, I have examined and relied upon the original or copies, certified to my satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the original offering and the issuance of the shares to be offered and sold or distributed by the stockholders of the Company pursuant to the Registration Statement and related matters, (iii) the Registration Statement, and all exhibits thereto, and
(iv) such other documents and instruments as I have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to various questions of fact material to this opinion, I have relied, to the extent I deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without independent check or verification of their accuracy.

Based upon the foregoing examination, I am of the opinion that the Shares to be offered and sold or distributed by the stockholders of the Company pursuant to the Registration Statement were duly and validly authorized when originally issued by the Company, and are legally issued, fully paid and nonassessable.


                              /s/ John M. Woodbury, Jr.
                              --------------------------------
                              John M. Woodbury, Jr., Esq.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Respectfully submitted,

                              /s/ John M. Woodbury, Jr.
                              --------------------------------
                              John M. Woodbury, Jr., Esq.